UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 15, 2012, Recovery Energy, Inc. (the “Company”) received a letter from the staff of the Listing Qualifications Office (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) determining that the Company did not satisfy Nasdaq's stockholder approval requirement (Listing Rule 5635(a)(2)) for a transaction that closed in December 2011.  As reported below, the transaction was approved by our stockholders at a special meeting on September 26, 2012, and we are now in compliance with the rule.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

2012 Equity Incentive Plan

As reported below, our stockholders approved the adoption of an equity incentive plan covering employees, directors and consultants. 900,000 shares of common stock have been reserved for issuance under the plan.  The plan was adopted by our board on August 31, 2012.  The plan provides for issuance of stock options, stock grants (with or without a purchase price, which would be set by the compensation committee), stock appreciation rights (with an exercise price no less than fair market value) and other awards as determined by our compensation committee.

The compensation committee in its discretion may provide that an award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the committee, which may be based on factors including, but not limited to, the price of a share of common stock, Recovery Energy’s earnings per share, its market share, its sales, its operating margin, or its earnings before or after interest, taxes, depreciation, or amortization; (b) the participant’s continuous service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or (d) a combination of any of the foregoing.

A more detailed description of the plan is included in our definitive proxy statement dated September 5, 2012, which is qualified in its entirety by the provisions of the plan which is filed as Exhibit 10.2 to our current report on Form 8-K filed on September 5, 2012.

Amendment to Employment Agreement

On September 26, 2012, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Roger A. Parker, our president and chief executive officer.  The Amended Agreement changed the vesting schedule for the 1,350,000 unvested shares of common stock previously granted to him from October 1, 2012 to November 15, 2012. The foregoing description is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on September 26, 2012.  At the meeting, the stockholders approved all of the proposals before the meeting, which were (i) approval of the Company’s 2012 Equity Incentive Plan, adopted by the Company’s board of directors on August 31, 2012, (ii) approval of the Company’s issuance of 264,365 shares of its common stock as compensation to its employees and directors and (iii) approval of the issuance of 1,500,000 shares of the Company’s common stock in connection with the December 2011 transaction with TRW Exploration, LLC, as described in the Proxy Statement filed by the Company in connection with the meeting on September 5, 2012.  These proposals received the following votes:

Proposal	For	Against	Abstain
Adoption of the 2012 Equity Incentive Plan	10,943,562	1,207,721	8,425
Approval of the issuance of 264,365 shares of common stock as compensation to employees and directors	10,946,619	1,209,764	3,325
Approval of the issuance of 1,500,000 in the transaction with TRW Exploration, LLC	12,150,458	4,250	5,000

There were no abstentions or broker non-votes.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Thirteenth Amended and Restated Employment Agreement with Roger A. Parker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: October 2, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer